CANADIAN ZINC CORPORATION

June 15, 2005

British Columbia Securities Commission	Ontario Securities Commission
Toronto Stock Exchange

Report of Voting Results

Pursuant to section 11.3 of National Instrument 51-102, the following matters were put to vote at the annual general meeting Canadian Zinc Corporation (the "Issuer") held on June 15, 2005.  The report on the voting results are as follows:

1.

Number of Directors

By a vote of show of hands, the number of directors was determined at seven.

2.

Election of Directors

By a vote of show of hands, the following persons were elected as directors of the Issuer until the next annual general meeting:

Robert Gayton

John F. Kearney

John A. MacPherson
Dave Nickerson

Alan C. Savage

David A. Shaw

Alan B. Taylor

3.

Appointment of Auditors

By a vote of show of hands, Ellis Foster were appointed as auditors of the Issuer for the ensuing year.

4.

Auditors' Remuneration

By a vote of show of hands, the directors were authorized to fix the auditors' remuneration.

Canadian Zinc Corporation

Per:

"John F. Kearney"

John F. Kearney

Chairman, President and Chief Executive Officer